Exhibit 21 Subsidiaries of the Registrant Technitrol, Inc., which has no parent, has the following subsidiaries:

Name	Incorporation	Percent Owned

AMI Doduco Components B.V. (Netherlands)	Netherlands	100%
AMI Doduco España, S. L.	Spain	100%
AMI Doduco (France) S. A. S.	France	100%
AMI Doduco GmbH	Germany	100%
AMI Doduco Holding GmbH	Germany	100%
AMI Doduco Hungary Kft.	Hungary	100%
AMI Doduco, Inc.	Pennsylvania	100%
AMI Doduco Investors (DE), LLC	Delaware	100%
AMI Doduco Italia Holdings S.r.l.	Italy	100%
AMI Doduco Italia S.r.l.	Italy	100%
AMI Doduco (Mexico), S. de R. L. de C. V.	Mexico	100%
AMI Doduco (NC), Inc.	Delaware	100%
AMI Doduco Nederland B.V.	Netherlands	100%
AMI Doduco (PR), LLC	Delaware	100%
AMI Doduco Singapore Holding Pte. Ltd.	Singapore	100%
AMI Doduco (Tianjin) Electrical Contacts Manufacturing Co., Ltd.	People’s Republic of China	100%
AMI Doduco (UK) Ltd.	United Kingdom	100%
Boothbay Pte. Ltd.	Singapore	100%
Changshu Full Rise Electronic Co., Ltd.	People’s Republic of China	71%
CST Electronics Co., Ltd.	Hong Kong	100%
Dongguan Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Electro Componentes Mexicana S. A. de C. V.	Mexico	100%
Electro Corporacion Mexicana S. A. de C. V.	Mexico	100%
Eraplast S.A.R.L. (Tunisia)	West Samoa	71%
Excelsus Technologies Limited	Hong Kong	100%
Full Rich (Ning Bo) Electronic co., Ltd.	People’s Republic of China	71%
Full Rise Electronic Co., Ltd. (Fuliwang)	People’s Republic of China	71%
Full Rise Electronic Co., Ltd. (Hong Kong)	Hong Kong	71%
Full Rise Electronic Co., Ltd. (Taiwan)	Taiwan	71%
Full Rise Electronics Pte. Ltd. (Singapore)	Delaware	100%
Pulse Finland Oy	Finland	100%
LK Products Hungary Industrial Ltd.	Hungary	71%
Maxtop (Ning Bo) Telecom Electronic Co., Ltd.	People’s Republic of China	71%
MCS Holdings, Inc.	Delaware	100%
Mianyang Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Pulse Canada Ltd.	Canada	100%
Pulse Components GmbH (Germany)	Germany	100%
Pulse Components Ltd. (Hong Kong)	Hong Kong	100%
Pulse Electronics (Europe) Ltd.	United Kingdom	100%
Pulse Electronics Ltd. (Hong Kong)	Hong Kong	100%
Pulse Electronics (Shenzhen) Co., Ltd.	People’s Republic of China	100%
Pulse Electronics (Singapore) Pte. Ltd.	Singapore	100%
Pulse Elektronik Sanay Ticaret L.S.	Turkey	100%
Pulse Engineering, Inc.	Delaware	100%
Pulse GmbH (Germany)	Germany	100%
Pulse Italy S.r.L.	Italy	100%
Pulse LK	United Kingdom	100%
Pulse PowerTrain GmbH (Germany)	Germany	100%
Pulse S.A.S.	France	100%
Pulse (Suzhou) Wireless Products Co., Ltd.	People’s Republic of China	100%
Smart Jumbo Industries Limited	Hong Kong	100%
Technitrol Delaware, Inc.	Delaware	100%
Technitrol Singapore Holdings Pte. Ltd.	Singapore	100%
TNL Singapore Components Holdings Pte. Ltd.	Singapore	100%
Tunera S.A.R.L.	Tunisia	100%